EXHIBIT (c)(5)

Presentation to:

The Special Committee of the Board of Directors of Green

Update on Blue Offer

March 17, 2004

Update on Blue Offer Pricing Matrix Implied Statistic Based on: Reference Point

$14.95 $14.97 $15.00 $15.25 $15.50

Current Price: $12.52 19.4% 19.6% 19.8% 21.8% 23.8%

Premium 90-Trading Day Average: $11.76 27.1% 27.3% 27.5% 29.6% 31.8% 180-Trading Day Average: $9.87 51.4% 51.6% 51.9% 54.5% 57.0%

52-Week High: $13.68 9.3% 9.4% 9.6% 11.5% 13.3%

Trading Range 52-Week Average: $9.18 62.8% 63.0% 63.4% 66.1% 68.8%

52-Week Low: $6.85 118.2% 118.5% 119.0% 122.6% 126.3%

P/E 2005 First Call: $0.71 21.1x 21.1x 21.1x 21.5x 21.8x Multiple 2005 Management: $0.75 19.9x 19.9x 20.0x 20.3x 20.6x

2003A EBITDA: $210.2 7.1x 7.1x 7.2x 7.3x 7.4x EBITDA Multiple

2005E Street: $209.0 7.2x 7.2x 7.2x 7.3x 7.4x

2005E Management: $206.5 7.3x 7.3x 7.3x 7.4x 7.5x

Scenario I Recap Value (Mgmt Case): $14.18 5.5% 5.6% 5.8% 7.6% 9.3%

Relative to Leveraged Recapitalization

Scenario II Recap Value (Mgmt Case): $15.06 (0.7%) (0.6%) (0.4%) 1.3% 2.9%

Scenario I Recap Value (Street Case): $13.48 10.9% 11.1% 11.3% 13.2% 15.0% Scenario II Recap Value (Street Case): $14.48 3.2% 3.4% 3.6% 5.3% 7.0%

Update on Blue Offer

Summary of Equity Returns

Purchase Price 2006 2007 2008 2009 2010 $14.97 (1.7%) 6.9% 11.0% 12.9% 13.9%

Exit Multiple: 6.0x LTM EBITDA

15.00 (2.1%) 6.8% 10.9% 12.8% 13.9%

15.25 (3.5%) 5.7% 10.0% 12.0% 13.2%

15.50 (4.7%) 4.7% 9.1% 11.3% 12.5%

Purchase Price 2006 2007 2008 2009 2010 $14.97 11.5% 15.5% 17.0% 17.3% 17.4%

Exit Multiple: 7.0x LTM EBITDA

15.00 11.3% 15.3% 16.8% 17.2% 17.3%

15.25 9.6% 14.1% 15.8% 16.4% 16.6%

15.50 8.1% 12.9% 14.9% 15.6% 15.9%

Purchase Price 2006 2007 2008 2009 2010 $14.97 22.7% 22.7% 22.0% 21.2% 20.4%

Exit Multiple: 8.0x LTM EBITDA

15.00 22.5% 22.5% 21.9% 21.0% 20.3%

15.25 20.6% 21.1% 20.8% 20.2% 19.6%

15.50 18.8% 19.9% 19.8% 19.3% 18.9%

Update on Blue Offer

Management Participation Analysis

6.0x Exit Multiple 7.0x Exit Multiple 8.0x Exit Multiple

2008E EBITDA $278.4 $278.4 $278.4 Enterprise Value $1,670.5 $1,949.0 $2,227.4

Less: Net Debt (759.4) (759.4) (759.4) Less: Minority Interest (10.5) (10.5) (10.5) Preferred and Common Equity $900.7 $1,179.1 $1,457.5

Less: Preferred Stock (567.7) (567.7) (567.7) Plus: Options Exercise Payment 3.2 3.2 3.2 Total Equity Value $336.1 $614.6 $893.0

Management Participation 20.0% 20.0% 20.0% Value to Management 67.2 122.9 178.6 Less: Options Exercise Payment (3.2) (3.2) (3.2) Net Value to Management $64.0 $119.7 $175.4 Implied Participation 7.1% 10.2% 12.0%

Note: Based on an offer price of $14.97, initial leverage of 5.0x 2003A EBITDA and exit at the end of 2008. Assumes all vesting requirements are achieved.